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                                                             EXHIBIT 23(c)

                              ARTHUR ANDERSEN LLP


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report dated March 1, 1996, on the consolidated financial statements of Lithotripters, Inc. as of December 31, 1995, 1994 and 1993, and for the years then ended, in Amendment No. 1 to the Registration Statement on Form S-3 and to all references to our firm included in Amendment No. 1 to this Registration Statement, and as incorporated by reference in the Form 8-K/A dated June 4, 1996, of Prime Medical Services, Inc.

                                                     /s/ Arthur Andersen LLP
                                                     --------------------------
                                                     ARTHUR ANDERSEN LLP

Raleigh, North Carolina,
    June 11, 1996.